                                          EXHIBIT 10.15


[HiEnergy  Technologies,  Inc.  Letterhead]

February  26,  2002

Ms.  Michal  Levy
154  N.  Pass  Avenue  #114
Burbank,  CA  91505

Dear  Micky,

It is my pleasure to offer you the position of Vice President/Corporate Secretary for HiEnergy Microdevices, Inc. Your primary responsibilities will be:
     -    Corporate  secretary
     -    Public  relations
     -    Investor  relations
     -    Technical  writing

Initially the position will be part-time, averaging 2.5 days per week. Your near-term priorities in order are:
     -    Obtain  the  accreditation  status  of  all  HiEnergy  stockholders
     - Work to insure that all unaccredited investors are sophisticated and we have received appropriate certification
     - Assist Dr. Maglich with technical writing on proposals and white papers
     - Prepare public relations/investor relations campaign to coincide with closing of the transaction
     -    Update  web  site

Your  compensation  consists  of  the  following:
     -    $3500  per  month  (while  part-time)
     - 1000 shares of HiEnergy stock to be granted at the rate of 250 shares per quarter, beginning February 24, 2002, so long as you remain an employee of the Company at the end of each quarter
     - Options to purchase 4,000 shares of HiEnergy stock (after any split associated with the planned transaction) at the market price as determined by the current investment. The option will vest in one year

After three months, your employment and company requirements will be reviewed to determine if full-time employment is warranted.

The board of directors must approve your appointment as vice president, corporate secretary and stock grant. Granting of stock options is contingent on approval of the board of directors and approval of a stock option plan by the shareholders. It is understood that you are beginning employment before that approval and only your salary can be guaranteed at this time.

I look forward to working with you to bring this exciting technology to market and making the Company a great success.

Sincerely,

/s/  Keith  S.  Cowan

Keith  S.  Cowan
President  and  Chief  Executive  Officer


Accepted:


/s/  Michal  Levy
------------------------------
Michal  Levy

Date:2/26/02
------------------------------